UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) December 11, 2008

Momenta Pharmaceuticals, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-50797	04-3561634
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

675 West Kendall Street, Cambridge, MA		02142
(Address of Principal Executive Offices)		(Zip Code)

(617) 491-9700

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events.

On December 11, 2008, Momenta Pharmaceuticals, Inc. (the “Company”) entered into a Placement Agency Agreement (the “Agreement”) with Leerink Swann LLC (the “Placement Agent”), relating to the proposed registered direct offering (the “Offering”) to select investors (the “Investors”) of 2.8 million shares (the “Shares”) of the Company’s common stock, $0.0001 par value per share.  A copy of the Agreement is filed as Exhibit 1.1 to this Current Report on Form 8-K and incorporated herein by reference, and the description of the material terms of the Agreement is qualified in its entirety by reference to such exhibit.

In connection with the Offering, the Company also entered into subscription agreements with certain institutional investors relating to the sale of the Shares. The Investors have agreed to purchase the Shares for a negotiated price of $9.00 per share of common stock purchased, which represents a discount of 16% to the closing price of the common stock on the NASDAQ Global Market on December 11, 2008.  A copy of the form of subscription agreement is filed as Exhibit 10.1 to this report and incorporated herein by reference.  The description of the material terms of the subscription agreement is qualified in its entirety by reference to such exhibit.

The closing of the Offering is expected to take place on or about December 16, 2008, subject to the satisfaction of customary closing conditions.

The Shares are being offered and sold pursuant to a prospectus dated February 7, 2007 and a prospectus supplement dated December 11, 2008, pursuant to the Company’s previously effective shelf registration statement on Form S-3 (Registration No. 333-140251).

The legal opinion and consent of Wilmer Cutler Pickering Hale & Dorr LLP relating to the Shares is filed as Exhibit 5.1 to this Current Report.

The net proceeds from the sale of the Shares, after deducting the fees of the Placement Agent and other offering expenses, will be approximately $24.1 million. The Company will pay the Placement Agent a fee equal to approximately $831,600 and will pay estimated expenses related to the Offering equal to approximately $225,000.  The Company’s press release dated December 12, 2008 announcing its agreement to sell the Shares is filed as Exhibit 99.1 to this Current Report and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

1.1	Placement Agency Agreement, dated December 11, 2008, by and between the Company and Leerink Swann LLC.

5.1	Opinion of Wilmer Cutler Pickering Hale and Dorr LLP.

10.1	Form of Subscription Agreement.

23.1	Consent of Wilmer Cutler Pickering Hale and Dorr LLP (contained in Exhibit 5.1 above).

99.1	Press Release of the Company dated December 12, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

MOMENTA PHARMACEUTICALS, INC.

Date: December 12, 2008
	By:	/s/ RICHARD P. SHEA
Richard P. Shea
Senior Vice President and Chief Financial Officer
(Principal Financial Officer)

EXHIBIT INDEX

Exhibit No.	Description

1.1	Placement Agency Agreement, dated December 11, 2008, by and between the Company and Leerink Swann LLC.

5.1	Opinion of Wilmer Cutler Pickering Hale and Dorr LLP.

10.1	Form of Subscription Agreement.

23.1	Consent of Wilmer Cutler Pickering Hale and Dorr LLP (contained in Exhibit 5.1 above).

99.1	Press Release of the Company dated December 12, 2008.